As filed with the Securities and Exchange Commission on September 21, 2015

Registration No. 333-204732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ciena Corporation

(Exact name of registrant as specified in its charter)

Delaware	23-2725311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7035 Ridge Road

Hanover, Maryland 21076

(410) 694-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Rothenstein

Senior Vice President, General Counsel and Secretary

Ciena Corporation

7035 Ridge Road

Hanover, Maryland 21076

(410) 694-5700

(name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver

William I. Intner

Hogan Lovells US LLP

875 Third Avenue

New York, New York 10022

(212) 918-3000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-effective Amendment No. 3 relates to the Registration Statement on Form S-4 (File No. 333-204732) filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2015 (the “Initial Registration Statement”) by Ciena Corporation (the “Registrant”), as amended by Post-Effective Amendment No. 1 on Form S-8 to the Initial Registration Statement and Post-Effective Amendment No. 2 on Form S-3 to the Initial Registration Statement (as amended, the “Registration Statement”).

The Initial Registration Statement registered 20,404,554 shares of Common Stock, par value $0.01 per share, of the Registrant in connection with the Registrant’s acquisition of Cyan, Inc., a Delaware corporation.

The Registrant has terminated the offering of 1,764,768 shares of the Registrant’s Common Stock pursuant to the Registration Statement. In accordance with the Registrant’s undertakings in Part II of the Initial Registration Statement, as required by

Item 512(a)(3) of Regulation S-K, this Post-effective Amendment No. 3 to the Registration Statement is being filed to remove from registration, as of the effectiveness of this Post-effective Amendment No. 3, 1,764,768 shares of the Registrant’s Common Stock registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, State of Maryland, on September 21, 2015.

CIENA CORPORATION

By:	/s/ David M. Rothenstein
	Name:	David M. Rothenstein
	Title:	Senior Vice President, General Counsel and Secretary